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                                                              Exhibit 22

                          COMPANY SUBSIDIARIES
                         (As of March 25, 1994)

                                                             Percent of
Name                                   Jurisdiction          Ownership
- - - ----                                   ------------          ----------
Vishay Micromesures SA                 France                100%

Nippon Vishay, K.K.                    Japan                 100%

Vishay F.S.C., Inc.                    U.S. Virgin           100%
                                       Islands

VSH Holdings, Inc.                     Delaware              100%

Roederstein Electronics, Inc.          Delaware              100%

Measurements Group, Inc.               Delaware              100%

   Measurements Group GmbH             Germany               100%

      Grupo Da Medidas Iberica S.L.    Spain                 100%

Vishay Israel Limited                  Israel                 90%

   Vishay Israel North Ltd.            Israel                100%

   Z.T.R. Electronics Ltd.             Israel                100%

   Vishay International Trade Ltd.     Israel                100%

   Dale Israel Electronics             Israel                100%
   Industries, Ltd.

   Draloric Israel Ltd.                Israel                100%

   V.I.E.C. Ltd.                       Israel                100%

   Vilna Equities Holding, B.V.        Netherlands           100%

      Visra Electronics                Netherlands           100%
      Financing B.V.

   Measurements Group (UK) Ltd.        U.K.                  100%

Vishay Beteiligungs GmbH               Germany               79.90% by Vishay
                                                                    Israel
                                                              7.56% by Vishay
                                                              9.01% by Vilna
                                                              3.53% by Dale
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                                                             Percent of
Name                                   Jurisdiction          Ownership
- - - ----                                   ------------          ----------
   Draloric Electronics, GmbH          Germany               100%

   Roederstein GmbH                    Germany               100%

      Roederstein-Produktionsgesell-   Germany               100%
      schaft GmbH

      Roederstein Electronics          Portugal               95%
      Portugal Lda.

      Roederstein Bauelemente          Germany                51%
      Vertrieb GmbH

      Roederstein Bauelemente          Germany                75%
      Vertrieb GmbH

      Roederstein Bauelemente          Germany                70%
      Vertrieb GmbH

      Roederstein Bauelemente          Switzerland           100%
      Vertrieb A.G.

      Roederstein Vertrieb elektro-    Austria                70%
      nischer Bauelemente & Co.

      Roederstein Vertrieb elektro-    Austria                77.78%
      nischer Bauelemente Ges. mbH

      Klevestav-Roederstein Festi-     Sweden                 50%
      gheter AB

      Djie Roederstein Electronische   Netherlands            40%
      Onderdelen B.V.

      N.V. Roederstein Electronics     Belgium                48%
      Components S.A.

      Fabrin-Roederstein A.S.          Denmark                40%

      OY OKAB-Roederstein AB           Finland                44.4%

      Roederstein Finland OY           Finland                40%

      ROGIN Electronic S.A.            Spain                  33%

      Roederstein Norge AS             Norway                 40%
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                                                            Percent of
Name                                   Jurisdiction          Ownership
- - - ----                                   ------------         ----------
      Roederstein-Hilfe-GmbH           Germany               l00%

   Draloric Electronic SPOL S RO       Czech Republic        100%

   Sfernice S.A.                       France                99.8%

      Roederstein-Electronique         France                97.94%
      France S.A.R.L.

      Nicolitch S.A.                   France                100%

         Gravures Industrielles        France                100%
         Mulhousiennes S.A.

      Sfernice Ltd.                    U.K.                  100%

      Aztronic S.A.                    France                100%

      Ultronix, Inc.                   Delaware              100%

         Ohmtek, Inc.                  New York              100%

         Techno Components Corp.       Delaware              100%

   E-Sil Components Ltd.               U.K.                  100%

      Vishay Components (UK) Ltd.      U.K.                  100%

      Steatite-Roederstein, Ltd.       England               100%

      Grued Corp.                      Delaware              100%

         Con-Gro, Corp.                Delaware              100%

      Gro-Con, Inc.                    Delaware              100%

         Angstrohm                     Delaware              100%
         Precision, Inc.

            Angstrohm                  Delaware              100%
            Holdings, Inc.

      Alma Components Ltd.             Guernsey              100%

   Vishay Resistor Products (UK) Ltd.  U.K.                  100%

      Heavybarter, Unlimited           U.K.                  100%

      Vishay-Mann Limited              U.K.                  100%
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                                                             Percent of
Name                                   Jurisdiction          Ownership
- - - ----                                   ------------          ----------
Dale Holdings, Inc.                    Delaware              100%

   Dale Electronics, Inc.              Delaware              100%

      Componentes Dale de              Mexico                100%
      Mexico S.A. de C.V.

      Electronica Dale de              Mexico                100%
      Mexico S.A. de C.V.

      Vishay Electronic Components     Singapore             100%
      Asia Pte., Ltd.

      Jeffers Electronics, Inc.        Delaware              100%

         Jefel de Mexico S.A.          Mexico                100%
         de C.V.

      Nytron Inductors, Inc.           South Carolina        100%

      The Colber Corporation           New Jersey            100%

      Dale Test Laboratories, Inc.     South Dakota          100%

      Angstrohm Precision, Inc.        Maryland              100%

   Bradford Electronics, Inc.          Delaware              100%

Vishay Sprague Holdings Corp.          Delaware              100%

   Sprague Palm Beach, Inc.            Delaware              100%

   Sprague North Adams, Inc.           Massachusetts         100%

   Sprague Sanford, Inc.               Maine                 100%

   Vishay Sprague, Inc.                Delaware              100%

   Sprague Asia, Ltd.                  Hong Kong             100%

   Sprague France S.A.                 France                100%

   Vishay Sprague Canada               Canada                100%
   Holdings, Inc.

      Sprague Electric of              Canada                100%
      Canada, Ltd.

______________
Note:  Names of Subsidiaries are indented under name of Parent.
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